Exhibit 99.1

PRESS RELEASE | May 28, 2025 | NASDAQ: PLL | ASX: PLL

EARLY WARNING REPORT ISSUED PURSUANT TO NATIONAL INSTRUMENT 62-103 IN RESPECT OF VINLAND LITHIUM INC. BECOMING A REPORTING ISSUER

Belmont, North Carolina, May 28, 2025 – Piedmont Lithium Inc. (“Piedmont,” the “Company”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today announced that shares of Vinland Lithium Inc. (“Vinland”) (TSX Venture: VLD) began trading on the TSX Venture Exchange (“TSXV”). Piedmont beneficially owns or exercises control or direction over 2,000,000 shares of Vinland through the wholly owned subsidiary Piedmont Lithium Newfoundland Holdings LLC (“Piedmont Newfoundland”), which represents 19.90% of the 10,050,252 shares issued and outstanding.

The following disclosure is being provided under the early warning provisions of Canadian securities legislation.

Following the completion of a qualifying transaction by way of a plan of arrangement transaction whereby each of Benton Resources Inc. (“Benton”) and Sokoman Minerals Corp. (“Sokoman”) spun off 2,000,000 common shares of Vinland to their respective shareholders, Vinland became a reporting issuer in the provinces of Alberta and British Columbia.

Piedmont, through Piedmont Newfoundland, subscribed for 2,000,000 Class B shares of Vinland at a price of C$1 per share through a private placement on October 11, 2023 and exchanged its Class B shares for common shares on a one-for-one basis as of June 30, 2024. The aggregate consideration for the 2,000,000 common shares was C$2,000,000.

The common shares of Vinland were acquired by Piedmont for general investment purposes. Depending on various factors, including, without limitation, market conditions, general economic and industry conditions, and/or any other factors that Piedmont may deem relevant, Piedmont may take such actions with respect to their investment in Vinland as it deems appropriate. This includes, without limitation, acquiring additional common shares, exchanging, selling, distributing the common shares of Vinland to shareholders of Piedmont or otherwise disposing of securities in Vinland, subject to applicable laws, the TSXV escrow policies and the contractual resale restrictions described below.

An aggregate of 6,128,985 common shares of Vinland (the “Escrow Securities”) held by Benton, Sokoman, Piedmont and the directors and officers of Vinland were deposited in escrow with Computershare Investor Services Inc., including the 2,000,000 common shares of Vinland held by Piedmont, pursuant to a 36-month value security escrow agreement. The Escrow Securities will be released as follows: 10% of the Escrow Securities upon the date of issuance of the final TSXV bulletin and an additional 15% of the Escrow Securities every 6 months thereafter until all Escrow Securities have been released (36 months following the date of issuance of the final TSXV bulletin).

Vinland is located at 2110, 650 West Georgia Street, Vancouver, British Colombia, V6B 4N8, Canada. Piedmont and Piedmont Newfoundland are located at 42 E Catawba Street, Belmont, North Carolina, 28012, United States of America. A copy of the early warning report will be made available on Piedmont’s SEDAR+ profile at www.sedarplus.ca and may also be obtained by contacting:

Michael White
Chief Financial Officer
T: +1 713 878 9049
E: mwhite@piedmontlithium.com

John Koslow
Investor Relations
T: +1 980 701 9928
E: jkoslow@piedmontlithium.com

About Piedmont

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

PIEDMONT LITHIUM INC.

“signed”

Bruce Czachor, Executive Vice President and Chief Legal Officer

Cautionary Note Regarding Forward Looking Statements

This press release contained “forward-looking information” and “forward-looking statements” under applicable Canadian and U.S. securities laws (collectively, “forward-looking statements”). These statements related to future events of the Company’s future performance, business prospects or opportunities that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management made in light of management’s experience and perception of historical trends, current conditions and expected future developments. Forward-looking statements include, but are not limited to, statements with respect to its intentions with regards to the securities of Vinland. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives or future events or performance (often, but not always, using words or phrases such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “forecast”, “potential”, “target”, “intend”, “could”, “might”, “should”, “believe” and similar expressions) are not statements of historical fact and may be “forward-looking statements”. Actual results may vary from forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from those expressed or implied by such forward-looking statements, including but not limited to, general economic conditions; actual results of exploration activities; conditions in the market for Vinland’s common shares and the equity markets in general. Although Piedmont has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. The Company believes that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included herein should not be unduly relied upon. These statements speak only as of the date hereof. The Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by applicable laws.